Exhibit 23.2

LeMASTER & DANIELS PLLC

SPOKANE
BOISE
COLFAX
GRANDVIEW
MOSES LAKE
OMAK
OTHELLO
QUINCY
TRI-CITIES
WALLA WALLA
WENATCHEE
YAKIMA

ACCOUNTING AND CONSULTING SERVICES

MEMBER OF THE McGLADREY NETWORK

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Mines Management, Inc. on Form S-3, of our report dated March 8, 2006, relating to the consolidated financial statements of Mines Management, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the caption "Experts" in this Registration Statement.

LeMaster & Daniels PLLC

LeMASTER & DANIELS PLLC
Independent Certified Public Accountants

Spokane, Washington
June 8, 2006